Exhibit 15.1

PricewaterhouseCoopers LLP
400 Campus Dr.
Florham Park NJ 07932
Telephone (973) 236 4000
Facsimile (973) 236 5000
www.pwc.com
August 29, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated August 5, 2005 on our review of interim financial information of The Hertz Corporation and its subsidiaries (the “Company”) for the six month periods ended June 30, 2005 and June 30, 2004 is included in the Company’s Registration Statement on Form S-1 filed August 29, 2005.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey